Exhibit 10.02
RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS OF
FISHER SCIENTIFIC INTERNATIONAL INC.
Amendment
Fisher Scientific International Inc., a Delaware corporation, having heretofore adopted the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc. (the “Plan”), and having reserved the right under Section 6(c) thereof to amend the Plan, does hereby amend the Plan, effective March 1, 2006, as set forth below:
Section 1 is hereby amended by adding the following sentence to the end thereof:
Notwithstanding anything herein to the contrary, upon the occurrence of a Change in Control (as such term is defined in the Fisher Scientific International Inc. 2005 Equity and Incentive Plan as in effect on March 1, 2006), any member of the Board of the Corporation or it subsidiaries who is not an employee of the Corporation and then has less than five years of Eligible Service shall, for the purposes of calculating Eligible Service, be deemed to have served as a non-employee director on the Board for five years, and thereafter, be deemed to have served as a non-employee director on the Board for the greater of (i) five years or (ii) the actual number of years he served as a non-employee director on the Board, and shall be treated as an Eligible Director for all purposes of the Plan.